EXHIBIT 99.4

Interboro Institute

The Business Centered College

sadolphus@interboro.com

Joseph P. Frey
Assistant Commissioner – Office of Quality Assurance
New York State Education Department
Room 981, Education Building Annex
Albany, New York 12234

Dear Joe:

In the report we recently sent you we briefly described changes in our admissions processes regarding initial screening of students. Using the advice of experienced consultants we have now developed more detail about that process, which is enclosed with this letter. Resumes of the consultants are also attached.

You will note the process includes using a more detailed "student self-assessment" as recommended in your draft reports and in-depth interviews with applicants identified as in need of a further assessment.

Should you need any further information, please do not hesitate to contact me.

Sincerely yours,

Stephen H. Adolphus
President

Enc

Cc: Dr. John McGrath

INTERBORO INSTITUTE REVISED ADMISSION SCREENING PROCEDURES

Steps in the process

- Candidate has initial interview with an admissions associate. During this interview, the candidate is provided information about the college, and is assisted in completing the application for admission if necessary. A college tour may be part of the process. After the interview, the admissions associate scores the student on a series of variables (details on the interview below) aimed at judging the student's likelihood of succeeding at Interboro. Students will fall into three categories – (a) immediate denial, (b) interview required and (c) no interview required.

- For candidates not rejected at this point, if the individual has a high school credential, he/she either is scheduled for the second interview (category (b)) or proceeds on through the registration process – placement testing, financial aid, academic advising.

- If the individual does not have a high school credential, he/she is directed to ability-to-benefit testing. On passing the test, the candidate goes to the second interview or not depending on the category.

- During the second interview (details below) a further judgment is made about the student's strengths and weaknesses and a score assigned. Based on this process, the student is admitted or denied.

Theoretical Foundation - Strength Assessment Focused Evaluation

In the fields of social work and psychological counseling there is a movement to focus on client strength assessment. The strength perspective focuses on what abilities and personality traits the client, or in our case the candidate, has used in the past and has succeeded with. Despite life's problems, all persons possess strengths, which can be used to improve the quality of their present and future lives. Determining how the candidate has managed to survive, even in the most difficult circumstances and the identification of their strengths can prove predictive in making assumptions about their ability to persist in their studies. Such strengths as perseverance, positive self-image, and effective time management are just some of these strengths. The professional social worker should have the training to identify these strengths and could use them in their evaluation process.

The professional literature on this field of inquiry is deep and strong. Citations can be provided as needed.

The Initial Interview

The first tool for use by admissions officers is to be a new assessment document which will replace the "Interview Record and Assessment" form currently in use.

The new "Admissions Assessment Evaluation" will include the results of admissions staff evaluations of students' previous academic records as well as other factors of relevance to student success.

Included in this new assessment document will be a rating for each factor of importance, grouped in four categories:

Living Conditions and Family Support
Financial Resources
Level of Motivation
Educational Achievements

Sample questions are given for each category. All questions need not be asked so long as the interviewer has a foundation for the rating.

Living Conditions and Family Support

- Where do you live now?
- How long have you lived there?
- Who do you live with?
- Do you have any friends or relatives attending college?

Financial Resources:

- How are you planning to pay for colleges expenses other than what's covered by financial aid? Car fare etc…
- How do you support yourself?

Level of Motivation

- Why do you want to go back to school?
- What would you have to do to be successful at school?
- What do you think is involved in going back to school?
- Where do you plan to do your studying?
- What are your career goals?

Educational Achievements

- Tell me about something you did in high school that you were proud of?

PROPOSED RATING SCALE:

Living Conditions and Family Support

If applicant has a seemingly stable place to live	give 2 points
If the applicant has family support	give 2 points
If the applicant has role models in college	give 1 point

Financial Resources

If applicant has a source of income	give 2 points
If applicant shows awareness that he/she would have to cover some school expenses	give 2 points

Level of Motivation

Certain items are connected to motivation for thinking about going back to school. If the reason(s) for returning to school appears valid — give 2 points

Other items involve the applicant thinking about outcomes of their actions. Such forethought would indicate a high level of aspiration and motivation. — give 1 point for each

If the career goal seems realistic — give 2 points

Educational Achievements

If the applicant presents educational achievement(s) — give 2 points

Based on scoring following the interview (norms to be determined based on experience with the first interviews) some students will be referred for a second interview by an independent, experienced admissions professional who will report to the Interboro Dean of Students. The interviewer's assessment will determine whether the applicant is to be allowed to be considered for admission or denied admission. In complex cases, the Dean of Students will confer further with the Executive Vice President and if necessary the President.

Training of Admissions Staff

Intensive training experiences will begin November 20 to provide admissions associates the tools to conduct the new interview protocols effectively. One of the key

concepts is linking student assessment to the skills associated with the college's College Skills Course, which is designed to provide students with tools for college success.

The training program will comprise 15-20 hours, beginning with 90 minutes per session, and finishing within a month.

1. Early in the training, the associates will be asked to review the content and intention of the Interboro College Skills Course, the issues covered in the initial interview, and a one-page description of the connections between the course and the issues. The goal here is to teach the associates that they must be acutely aware of their role in identifying factors for success or failure in the course of the initial interview.

2. An initial round of interviews will be held with actual applicants being interviewed by the associates (each with a different applicant) with the trainer providing feedback. The purpose of this exercise is to begin the retraining needed to teach the correct methods which the associates should be using in carrying out their responsibilities, improving their sensitivity to applicant responses to particular questions, and improving their skills in identifying candidates with few, some or many attributes needed to be successful students.

Until the trainer points out their errors and the associates understand that they are handling their interviews inappropriately, they are going to be unwilling to pay much attention to the training since they tend to underestimate the skill involved.

3. Once each of the associates has been through one round of training, they will be tested on their knowledge of the content of the College Skills Course, the interview issues, and the relationships between the course and the issues.

4. At this point, the associates will know from the trainer's feedback on both their interviewing and the results of the tests that they need to know better how to handle certain situations that occur in their interviews and that they don't fully comprehend the relationships between the course and the issues.

5. It is critical to begin to create an understanding among the associates of the advantages of student retention. What can be done to identify individuals who might be candidates for failure? The trainer provides information about student retention, the characteristics of successful students, the skills needed to be a successful student, etc.

6. At this point, the associates will go through another round of interviews with actual applicants. Now they will grade each other and a discussion will occur after the interviews end in which the trainer will lead the associates through their own analysis of what happened and the trainer will use this as an excellent opportunity for a teachable moment.

7. The associates will be provided with guidelines to use following each interview every day with an assessment of the applicant's level of preparedness for college level study. They will bring their assessments to the trainer at the next session and a group discussion will focus on how to improve the usefulness of the interviews.

8. Using the new guidelines for interviews, the associates will again interview actual applicants and these interviews will be videotaped when possible. Each associate will be evaluated by the trainer after the interview and the associates will be subsequently required to review their performance on the videotape

9. Another written examination will be given to determine how much of what has been taught is being understood by the associates.

10. Each of the associates will meet privately with the trainer to go over his/her progress in the training program. Each associate will be given a plan for improving their skills/understanding of the factors and skills needed in this position.

11. The trainer will be provided access to actual interviews being conducted by the associates. Perhaps an audio link will be set up so that the trainer can be in another room. Each applicant will be told in advance that their interview "may be recorded for training purposes".

12. The trainer will meet with each associate to review the results of the real-time interviews and make recommendations for improvements.

13. Meetings with small groups of associates will be set up based on their skill levels as assessed by the trainer. These meetings will be discussions of what they need to do to improve their abilities as associates and the trainer will encourage a frank and open discourse.

14. At a final meeting, the trainer will hand out certificates of completion.

The second interview

At least four full-time professionals are being hired by the college to fulfill the role of second interviewers and to staff the new counseling centers. These individuals will have training and credentials as counselors or social workers and experience in working with populations like that of Interboro. Following is the current draft position description.

Summary: Assesses admissions applications that have been flagged by one of the admissions counselors and conducts a second interview with the applicant.

Essential Duties and Responsibilities:

Work collaboratively with all members of the admissions staff

Use the application record, the admissions counselor's rating and an interview with the applicant to assess the likelihood that the applicant will be successful as a student

Recommend admission for those applicants who seem likely to succeed as students and recommend denial for others

Maintain a keen awareness of the academic expectations for currently enrolled students

Monitor the factors which cause either increases in student retention or attrition within the Institute

Provide feedback to the appropriate Institute officers about the ratings of particular admissions counselors

Preferred Qualifications:

Minimum of five years experience in college admissions highly preferable, with significant experience and training in reviewing applications for admission
Master's degree required
Proprietary school experience highly desirable
Excellent communication and computer skills

Each applicant will go through a structured process with a set of questions that lead to a clear basis for acceptance or rejection. A review of the written Admissions Assessment Evaluation will be necessary during the first minutes of the interview while listening to the applicant's answer to the first question:

1. Why do you want to go to school here?
Depending on the answer, the interviewer can go in a number of different directions but, in general, these follow-up questions will usually generate the responses needed to make a final decision:

2. What kinds of things might cause you problems in school?
Here, there will be follow-up if any academic or personal issues are raised in order to assess their impact on class attendance, etc. It is very important to elicit all possible issues such as child care, etc., especially if they haven't been noted in the first interview.

3. If you fall behind in your studies, how will you catch up?
The answer to this question is very important. If the applicant has any idea at all of completing the program, s/he must have some idea of what to do when s/he has fallen behind in school. For those who have previously had less success in educational pursuits, it is important that they recognize their past problems here and acknowledge the need to make some changes. If they deny the past failures to themselves and see no need for change or say that they won't fall behind, those answers should raise questions about whether the applicants will have appropriate responses when such situations occur. Denial of the probability of failure or problems is a serious concern. Admission that the applicant might face such a situation with an idea or even a question of how to deal with it is a much more realistic and thus more hopeful response.

4. Who wants you to succeed in school?
If "Mom" is the answer, there need to be follow-up questions to elicit clarification of the reality of this response. If "I want to succeed in school." is the answer, follow-up determines the why of this answer. There should be a note of true motivation here with no doubt of the sincerity of the commitment. If you don't sense a real motivating force that you can identify as real, you have an applicant who may well fail to complete the program.

5. Do you have any friends here?

Friends can help in retention. No friends can be a problem. If all the student does is go to class and never hangs out in the cafeteria with friends, works in the college, or has some other outside the classroom commitment to the college, that student is a prime risk for failure.

6. Can you tell me what makes going to Interboro so important to you?
This statement makes an assumption. If the applicant indicates anything less than a full commitment with a clear understanding of what he/she expects to do upon graduation, there is definitely reason for concern. It is not, by itself, sufficient reason to reject the applicant but, combined with other information, could lead to that conclusion.

During this approach, the interviewer professional should have been able identify some remediable circumstances that might interfere with the candidate's ability to start and finish school. The candidate who has the motivation and potential for academic persistence will be referred to community and professional resources to remove obstacles to allow the candidate to be ready for current or future class start. For example, resources to provide childcare, housing, employment and other forms of financial assistance could be made available to them. Many of these "road blocks to success" can be removed quickly

An experienced interviewer can now come to the correct admissions decision based on an understanding and evaluation of each response, how they relate to the results of the first interview and an understanding of the academic record.

CONSULTANTS

Dr. Edward R. Speyer

Vice President of Enrollment Management

HIGHLY EXPERIENCED ADMISSIONS AND MARKETING PROFESSIONAL

Seventeen years experience as **DIRECTOR OF ADMISSIONS AND MARKETING** In proprietary post-secondary education. Consistent record of developing winning marketing campaigns, award winning publications, and motivating admission personnel. Strong public relations skills enhancing the public image of the schools and colleges I represented. Well versed in the use of testing including the CPAT in the admissions process. Admission departments under my leadership enrolled over **forty thousand students, generating over four hundred million dollars in tuition revenue.**

OTHER SELECTED ACHIEVEMENTS

As a **LICENSED SCHOOL DIRECTOR**, revitalized two institutes of post-secondary education, significantly improving **student retention**, faculty morale, professionalism, and educational environment. Schools under my leadership received the highest evaluations that could be given by regional accrediting associations and government agencies. One institute in particular received a six-year re-accreditation, a highly unusual honor reserved for schools performing at the highest level of excellence.

PROPRIETARY EXPERIENCE

7/90 - 7/94 **ADMINISTRATOR AND DIRECTOR OF ADMISSIONS AND MARKETING SERVICES,** North American Educational Services.

Full responsibility for all advertising, marketing publications and management of the integration of telemarketing and sales forces.

Increased enrollments and sales revenues by over 30%.

DIRECTOR OF OPERATIONS AND MARKETING SERVICES

RIAD MARKETING SERVICES, Technical Career Institute.

3/87 - 7/90 **REGIONAL ADMINISTRATOR AND DIRECTOR OF SALES/ADMISSIONS AND MARKETING.**

Wilfred American Educational Services.

Directed the admission staff of eight schools (35 admissions personnel) Two major telemarketing Centers in New York

and Boston total of 75 seats, 100 personnel. Increased sales and enrollments by over 25% resulting in over $ 10 Million dollars in increased revenue.

7/85 - 3/87 Technical Business Schools.

LICENSED SCHOOL DIRECTOR, SCS Business & Schools, ADMINISTRATOR, Drake

Successfully administered these private career schools improving student retention, recruitment and increased profitability by over 20%.

5/76 - 7/85

ADMINISTRATOR AND DIRECTOR OF ADMISSIONS AND MARKETING, Monroe College

One of a crucial team of educators and professionals who were responsible for the growth and subsequent success of a two-year business college. Under my leadership enrollments were increased by three hundred percent, new marketing driven courses and degrees were developed and instituted. Admissions teams under my leadership enrolled nearly 30,000 students and generated over $300 million dollars in revenue.

BUSINESS EXECUTIVE AND ENTREPRENEUR:

A highly adept problem solver, negotiator able to cut through to the heart of an issue and effect successful results. Possess the type of strong business-oriented analytical skills needed to identify and resolve problems and to handle financial, administrative management and client relations functions. Have always kept my eye and focus on the bottom-line profit of organizations. Created and managed a successful management consulting firm and effected the development of several start-up businesses.

As a **SENIOR LEVEL CORPORATE EXECUTIVE AND MANAGEMENT CONSULTANT**, have been responsible for divisional, national and full corporate operations. Have increased revenues, reduced operational costs and reduced potential legal liabilities. Possess expertise in all employment-related laws and regulations.

Professional Corporate Experience:

1999 –present Senior Vice President, Counseling Services
Career Strategies International, Inc.

Provide career and executive coaching services for attorneys seeking career transition or new legal employment. Personally sold over $750,000 in services

1997-1999 Vice President of Corporate Operations
ECI Conference Services

Responsible for the creation of a corporate infrastructure which included the coaching and development of all management and supervisory staff. Standardized all employee

policies, operational procedures and instituted and conducted training programs and staff development seminars. Advisor to Chairman of the Board. Revitalized sales and marketing operations leading to an increase of over two million dollars in sales revenue.

President / CEO - Career Pursuit Management Consulting Services, Inc.
1994- present

Client Companies & Organizations: Long-term Assignments:

Consultant / National Director of Telemarketing.
Hair Club for Men.

Consultant / Vice President Sales and Marketing
National Home Guaranty, Inc

Consultant / Vice President of Telemarketing / Sales
American Tele - Marketing.

Sr. Vice President of Counseling & Client Services
Career Strategies International

Have provided consulting management, sales / marketing and training services to financial services, educational, telecommunications, manufacturing industries and groups of senior corporate executives and presidents.

EDUCATION

Ph.D.	Educational Administration, La Salle University Thesis: *The Concept of Future Time Orientation, 2001*
MA	Vocational Guidance and Counseling, New York University, 1972
BA	Psychology, City College of New York, 1966

Norman Puffett, Ed.D.

ADMINISTRATIVE POSITIONS

Assistant Director, Continuing & Professional Studies
Bronx Community College Bronx, NY June 2005 – Present

Chief operations officer providing certificate programs, individual courses, on-line courses, and contract learning programs to area organizations. Duties include hiring and managing staff, enrollment management, hiring instructors, assessing instructors, reviewing curriculum, NY State Education Department communications, negotiations with outside vendors, negotiating contracts with other agencies, and assorted other responsibilities.

Director of Academic Advising
Housatonic Community College Bridgeport, CT 2004 – May 2005

Hired as the first director of academic advising at a fast-growing urban, multi-ethnic community college. Created a new academic advising plan for 4,700 students. Created and supervised a training program for all faculty and staff advisors using a sophisticated data base system (Banner). Introduced a more intrusive early warning system to identify potential drop-outs early in the semester in order to help them cope with the issues that discouraged them from going to classes, failing in their work, etc.

Associate Dean, Graduate Studies and Continuing Education
College of Mount Saint Vincent Bronx, NY 2003-2004

Chief administrator for the division of graduate studies and continuing education. Obtained approval for a new BS in Professional Studies from the NY State Education Department. Implemented a new marketing and recruiting plan for graduate programs.

Assistant Vice President
University of Medicine & Dentistry of New Jersey Newark, NJ 2001 - 2002

Chief operating officer responsible for managing 500 medical, dental and allied health continuing education programs generating 15,000 registrations per year. Coordinated programming, marketing and events planning for three medical schools, a dental school and a school of health-related professions. UMDNJ is the largest health science university in the US with more than 12,000 employees.

- Implemented major improvements in enrollment marketing, processing, staff training and staff and faculty communications. Supervised six managers and fifty staff members.
- Assisted the Director of Educational Marketing in focusing the marketing strategies and tactics selected, including new improvements on the web site.

Vice President for Enrollment Management
Educational Video Conferencing, Inc. Yonkers, NY 1998 - 2001

Chief enrollment manager for a new company enrolling corporate employees in college degree programs delivered via two-way interactive video conferencing.

Dean of Admissions and Enrollment Planning
Lesley College Cambridge, MA 1995 - 1997

Chief administrator responsible for marketing, enrollment, and retention of 5,500 adult undergraduate and graduate students at 120 sites in sixteen states. Supervised a staff of 32. Managed a marketing budget of $1.4 million.

- Improved the use of marketing to support information sessions held in 16 states most days/nights of the week. Devised long-term marketing strategic plans. Implemented extensive and complex direct mail,

newspaper, radio and telemarketing activities. Used psycho demographic research to identify "high potential" adult students for particular extension and campus sites.

- Simplified staff assignments and work overload to improve operational efficiencies and staff morale.
- Trained all admissions staff, recruiters and advisors

Dean, Graduate Studies and Enrollment Management
Western Connecticut State University Danbury, CT 1987 - 1995

Chief academic administrator for all graduate and continuing education programs. Managed graduate, adult baccalaureate, and non-credit admissions, marketing and registration planning and activities. Supervised all evening/weekend/summer/intersession marketing and registration activities, academic advising and institutional research for a campus of 6,300 students.

- Reorganized graduate admissions and continuing education. Created the first on-line registration system for graduate and continuing education students. Introduced the use of credit cards for students to pay tuition and fees which led to a significant increase in enrollments.
- Increased student enrollments, including summer school by 400%. Improved the use of targeted direct mail and expanded its use.

Director, MBA Programs in Fairfield County
University of Connecticut Stamford, CT 1985 - 1986

Chief administrator for a branch campus MBA Program enrolling 600 students. Supervised all admissions, enrollment, financial aid and marketing functions. Coordinated course scheduling with department chairs. Served as the primary academic advisor for all students.

Manager, LEED Institute & Personnel
LEED Danbury, CT 1984 - 1985

Served as chief administrator for a small business school and a large personnel agency. Managed marketing, personnel, finance, budgets, advertising, hiring, etc. Academic advisor for students.

Campus Provost
Long Island University Orangeburg, NY 1983

Chief administrator for a LIU branch campus with 500 graduate students enrolled in Education and Business Administration programs. Managed all admissions, recruiting, marketing, academic advising, registration, financial aid, faculty liaison activities.

Dean of the Yorktown Campus
Mercy College Yorktown Heights, NY 1974 - 1982

Founding chief administrator of the first of six Mercy College branch campuses. Increased enrollment to 1200 students within three years. Moved the campus to a much larger 43,000 square foot building in 1979. Supervised all marketing, admissions, recruiting, academic advising, financial aid and administrative activities. Coordinated course scheduling with department chairs. Actively involved in community activities.

TEACHING EXPERIENCE

Adjunct Faculty Member 2002 - 2003
Mercy College Dobbs Ferry, NY
Taught courses in Oral Communication. Received excellent evaluations from the Department Chair and the students.

Adjunct Faculty Member 2002
Western Connecticut State University Danbury, CT
Taught a course in Discussion. Received excellent evaluations from the students.

Adjunct Faculty Member 2002
Borough of Manhattan Community College New York, NY

Taught a course in Oral Communication. Received excellent evaluations from the Department Chair and the students.

Adjunct Faculty Member 2000
Norwalk Community College Norwalk, CT
Taught a course in Oral Communications. Received excellent evaluations from the students.

Adjunct Faculty Member 1996 - 1997
Bentley College Waltham, MA
Taught Public Speaking courses to graduate students enrolled in MBA programs. Received excellent evaluations from the Department Chair and the students.

Adjunct Faculty Member 1997
Boston University Boston, MA
Taught a graduate course in Persuasion. Received excellent evaluations from the Department Chair and the students.

EDUCATION

Ed.D. Higher & Adult Education 1983
Columbia University Teachers College New York, NY

M.A. Higher & Adult Education 1979
Columbia University Teachers College New York, NY

M.A. Speech & Theatre 1968
Adams State College Alamosa, Colorado

B.A. History & Political Science 1967
Adams State College Alamosa, Colorado

TRAINING

- College Admissions Institute - Harvard University, Cambridge, MA, 1992 - 1992
- College Management Program - Carnegie Mellon University, Pittsburgh, PA, 1990 - 1990

PROFESSIONAL AND COMMUNITY SERVICE

National Association of Graduate Admissions Professionals, Danbury, CT
Newsletter editor, 1989 - 1991
One of nine graduate admissions officers who created the organization that now represents graduate admissions professionals across the US.

1974 – 1999: Various presentations to NACAC, NEASC, NAGAP, NAGS, ACCRAO and other organizations in higher education on various issues of interest to admissions officers, graduate deans, registrars, financial aid officers, deans, and front-line staff members

Danbury School Board, Danbury, CT
Member, 1993 - 1995

City of Danbury, Danbury, CT
Charter Revision Committee Member, 1992

Rotary Club International, Danbury, CT
Newsletter Editor, 1988 – 1989

Rotary Club International, Yorktown Heights, NY
Newsletter Editor, 1975 – 1977